Exhibit 99(a)

Windstream reports first-quarter results
Grew consumer revenue sequentially
Expanded enterprise contribution margin
Improved debt maturity profile

Release date: May 5, 2016

LITTLE ROCK, Ark. - Windstream (NASDAQ: WIN), a leading provider of advanced network communications and technology solutions, today reported first-quarter results.

“Our first quarter achievements demonstrate solid progress on our 2016 priorities. We produced sequential revenue growth in our consumer business unit through our upgraded broadband network that now offers Internet speeds up to 1Gbps. We increased profitability in our Enterprise business unit by targeting middle-market business customers with advanced, customized solutions while reducing costs. Additionally, we significantly improved our balance sheet through debt refinancing initiatives. Overall we had a very productive quarter and are on track to achieve our goals for the year,” said Tony Thomas, president and chief executive officer at Windstream.

“Our vision is to provide a best-in-class customer experience through our network and our people. This is centered on providing advanced, reliable services to our customers while making smart, targeted investments to increase the value of our extensive network and generate higher returns for our shareholders. Through our focused operational strategy, we have multiple paths to drive improving financial results,” Thomas said.

Pro Forma Financial Results

Total revenues and sales were $1.37 billion and total service revenues were $1.34 billion in the first quarter, essentially flat respectively from the same period a year ago.

Consumer and small business ILEC service revenues were $397 million, a decrease of 1 percent from the same period a year ago. Consumer service revenues were $312 million, an increase of approximately $1 million from the fourth quarter driven by growth in high-speed Internet bundle revenue.
Carrier service revenues were $163 million, a decrease of 7 percent year-over-year, driven largely by declining legacy services offset in part by sales of Ethernet and Optical Wave services utilizing the company’s robust 100G fiber transport network.

Enterprise service revenues were $491 million, an increase of 3 percent year-over-year. Enterprise contribution margin was 13.7 percent, or $71 million, representing an increase of 36 percent year-over-year.

Small business CLEC service revenues were $129 million, a 12 percent decrease year-over-year.

Adjusted OIBDAR, which excludes the lease payment to Communications Sales & Leasing, Inc. (CS&L), was $485 million for the first quarter, an increase of almost 1 percent year-over-year.

Share Repurchase Program and Quarterly Dividend

During the quarter, Windstream completed the $75 million share repurchase plan approved by its board of directors in August 2015. In addition, on May 4, 2016, the board of directors declared a quarterly dividend of 15-cents per share payable July 15, 2016, to stockholders of record as of June 30, 2016.

Balance Sheet

During the quarter, Windstream issued a $600 million term loan and used the proceeds to repay future high-cost debt and improve cash interest.

GAAP Financial Results

In the first quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.37 billion and a net loss of $232 million, or a loss of $2.52 per share. That compares to total revenues and sales of $1.42 billion and net income of $5 million, or 5 cents per share, during the same period in 2015.

GAAP results include a non-cash impairment charge of $182 million related to a decrease in the market value of Windstream’s investment holdings of CS&L. Following the spinoff of CS&L in April 2015, Windstream retained an approximate 20 percent equity stake in CS&L. The impairment charge reflects the cumulativeunrealized loss in the market value of the CS&L stock from the date of the spinoff to March 31, 2016. Since the date of the impairment, the CS&L shares have continued to appreciate and were valued at approximately $686 million as of May 4, 2016.

Windstream plans to monetize the holdings in the future and use the proceeds to further reduce debt.

Financial Outlook for 2016

Windstream today affirmed its previously provided financial guidance for the year.

The company expects total service revenue of $5.275 billion to $5.425 billion and adjusted OIBDAR of $1.90 billion to $1.95 billion.

Adjusted capital expenditures are expected to be between $800 million and $850 million, which excludes approximately $200 million in expected investments to complete Project Excel, a program funded by a portion of the proceeds from the sale of the company’s data center business to accelerate Windstream’s plans to upgrade and modernize its broadband capabilities to the latest technology by year-end 2016, or two years ahead of the company’s previous timeline.

The company expects cash interest expense of approximately $385 million and cash taxes of less than $20 million, resulting in adjusted free cash flow of approximately $100 million in 2016.

Conference Call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s first-quarter results.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 86862448.To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight on May 12. The replay can be accessed by dialing 1-855-859-2056, conference ID 86862448.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CDT today and ending at midnight on May 12.

About Windstream

Windstream (NASDAQ: WIN), a FORTUNE 500 company, is a leading provider of advanced network communications and technology solutions for consumers, small businesses, enterprise organizations and carrier partners across the U.S. Windstream offers bundled services, including broadband, security solutions, voice and digital TV to consumers. The company also provides data, cloud solutions, unified communications and managed services to business and enterprise clients. The company supplies core transport solutions on a local and long-haul fiber-optic network spanning approximately 125,000 miles. Additional information is available at windstream.com. Please visit our newsroom at news.windstream.com or follow us on Twitter at @WindstreamNews.

Pro forma results adjust results of operations under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company’s Web site at www.windstream.com/investors. OIBDA is operating income before depreciation and amortization and merger and integration costs. Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and stock-based compensation. Adjusted OIBDAR is adjusted OIBDA before the CS&L lease payment. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures, plus dividends received from CS&L.Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, 2016 guidance for service revenue, adjusted OIBDAR and adjusted capital expenditures, along with statements regarding free cash flow, cash interest expense and cash taxes in 2016; expectations regarding the “network first” strategy to improve financial performance and increase market share and achievement of 2016 priorities; expectations regarding revenue trends and improving margins in the business segments; growth in adjusted OIBDAR; the anticipated benefits of Project Excel designed to accelerate certain broadband deployments and improve network capabilities; the anticipated increase in availability of higher Internet speeds; the completion and benefits of network investments pursuant to the Connect America Fund; expectations regarding deployments of Windstream’s IPTV service, 1 Gig service and expanding the carrier network; the amount that Windstream may reduce debt by selling its equity stake in Communications Sales & Leasing, Inc., and its ability to opportunistically improve its debt profile and reduce interest costs. These statements, along with other forward-looking statements regarding Windstream’s overall business outlook, are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. For risk factors that could cause actual results and events to differ materially from those expressed, refer to Windstream’s filings with the Securities and Exchange Commission.

Factors that could cause actual results to differ materially from those contemplated in Windstream’s forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•
the company’s election to accept state-wide offers under the Federal Communications Commission’s (‘FCC’) Connect America Fund, Phase 2, and the impact of such elections on future receipt by the company of federal universal service funds and capital expenditures;the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream’s services depend;

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	changes to Windstream’s current dividend practice, which is subject to the company’s capital allocation policy and may be changed at any time at the discretion of its board of directors;

•
the company’s ability to make rent payments under the Master Lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position;

•
unanticipated increases or other changes in the company’s future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations;

•	earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer households served and consumer high-speed Internet customers;

•
the impact of equipment failure, natural disasters or terrorist acts;the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under "Risk Factors" in Item 1A of Part I of Windstream’s Annual Report on Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in other filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2016	2015	Amount	%
UNDER GAAP:
Revenues and sales:
Service revenues	$1,340.6	$1,381.8	$(41.2)	(3)
Product sales	32.8	36.8	(4.0)	(11)
Total revenues and sales	1,373.4	1,418.6	(45.2)	(3)
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	668.8	680.0	(11.2)	(2)
Cost of products sold	28.9	31.9	(3.0)	(9)
Selling, general and administrative	203.8	225.0	(21.2)	(9)
Depreciation and amortization	304.8	340.7	(35.9)	(11)
Merger and integration costs	5.0	14.1	(9.1)	(65)
Restructuring charges	4.4	7.0	(2.6)	(37)
Total costs and expenses	1,215.7	1,298.7	(83.0)	(6)
Operating income	157.7	119.9	37.8	32
Dividend income on CS&L common stock	17.6	—	17.6	*
Other expense, net	(1.2)	(1.2)	—	—
Net loss on early extinguishment of debt	(35.4)	—	(35.4)	*
Other-than-temporary impairment loss on investment in CS&L common stock	(181.9)	—	(181.9)	*
Interest expense (A)	(219.7)	(141.1)	(78.6)	56
Loss before income taxes	(262.9)	(22.4)	(240.5)	*
Income tax benefit	(31.0)	(27.7)	(3.3)	12
Net (loss) income	$(231.9)	$5.3	$(237.2)	*

Weighted average common shares	92.2	99.9	(7.7)	(8)
Common shares outstanding	96.3	100.8	(4.5)	(4)

Basic and diluted (loss) earnings per share:
Net (loss) income	($2.52)	$.05	($2.57)	*

PRO FORMA RESULTS OF OPERATIONS (B):
Pro forma service revenues	$1,340.6	$1,343.1	$(2.5)	—
Pro forma revenues and sales	$1,373.4	$1,379.9	$(6.5)	—
Pro forma adjusted OIBDAR (C)	$485.3	$481.3	$4.0	1
Pro forma adjusted OIBDA (D)	$321.8	$318.8	$3.0	1
Adjusted capital expenditures (E)	$230.1	$189.3	$40.8	22

* Not meaningful
(A)	Includes additional interest expense associated with the master lease agreement with CS&L of $126.9 million for the three months ended March 31, 2016.
(B)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs related to strategic transactions. See Notes to Reconciliation of Non-GAAP Financial Measures.

(C)	Pro forma adjusted OIBDAR is pro forma adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.
(D)
Pro forma adjusted OIBDA is operating income before depreciation and amortization adjusted for the impact of restructuring charges, pension income, share-based compensation and the annual cash rent payment due under the master lease agreement with CS&L.

(E)
Adjusted capital expenditures exclude the impacts of capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED BUSINESS SEGMENT RESULTS
(In millions)	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2016	2015	Amount	%
Consumer and Small Business - ILEC
Revenues and sales:
Service revenues	$311.7	$312.2	$(0.5)	—
Product sales	0.4	1.1	(0.7)	(64)
Total consumer	312.1	313.3	(1.2)	—
Small business - ILEC	85.1	89.5	(4.4)	(5)
Total revenue and sales	397.2	402.8	(5.6)	(1)
Costs and expenses	169.1	163.2	5.9	4
Segment income	228.1	239.6	(11.5)	(5)

Carrier
Service revenues	163.2	176.3	(13.1)	(7)
Costs and expenses	45.5	46.1	(0.6)	(1)
Segment income	117.7	130.2	(12.5)	(10)

Enterprise
Revenues and sales:
Service revenues	491.4	475.7	15.7	3
Product sales	21.7	27.6	(5.9)	(21)
Total revenue and sales	513.1	503.3	9.8	2
Costs and expenses	442.6	451.4	(8.8)	(2)
Segment income	70.5	51.9	18.6	36

Small Business - CLEC
Service revenues	128.7	146.6	(17.9)	(12)
Costs and expenses	87.4	98.0	(10.6)	(11)
Segment income	41.3	48.6	(7.3)	(15)

Total segment revenues and sales:
Service revenues	1,180.1	1,200.3	(20.2)	(2)
Product sales	22.1	28.7	(6.6)	(23)
Total segment revenues and sales	1,202.2	1,229.0	(26.8)	(2)
Total segment costs and expenses	744.6	758.7	(14.1)	(2)
Total segment income	457.6	470.3	(12.7)	(3)
Regulatory and other operating revenues and sales (A)	171.2	150.9	20.3	13
Revenues and sales related to disposed businesses (B)	—	38.7	(38.7)	(100)
Other unassigned operating expenses (C)	(166.3)	(173.7)	7.4	(4)
Operating expenses related to disposed businesses (B)	—	(25.6)	25.6	(100)
Depreciation and amortization	(304.8)	(340.7)	35.9	(11)
Operating income	$157.7	$119.9	$37.8	32

(A)
Other operating revenues are not allocated to the business segments. These revenues include revenue from federal and state universal service funds, CAF Phase II support, and funds received from federal access recovery mechanisms, revenues from providing switched access services, and certain surcharges assessed to our customers, including billings for our required contributions to federal and state USF programs.

(B)	Represents revenues and operating expenses associated with the disposed data center and consumer CLEC businesses and directory publishing operations that are not assigned to the business segments.
(C)
These expenses are not allocated to the business segments. Unallocated expenses include merger and integration costs, restructuring charges, stock-based compensation, pension costs, and shared services, such as accounting and finance, legal, human resources, investor relations, etc. These expenses are centrally managed and are not monitored by management at a segment level.

WINDSTREAM HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)

	THREE MONTHS ENDED
	March 31,	March 31,	Increase (Decrease)
	2016	2015	Amount	%
Consumer operating metrics
Households served	1,430.7	1,516.5	(85.8)	(6)
High-speed Internet	1,092.0	1,132.4	(40.4)	(4)
Digital television customers	350.1	378.8	(28.7)	(8)

Net household losses	15.1	12.2	2.9	24
Net high-speed Internet (losses) additions	(3.1)	0.8	(3.9)	*

Small Business - ILEC customers (A)	144.3	155.9	(11.6)	(7)

Enterprise business customers (B)	26.4	26.2	0.2	1

Small Business - CLEC customers (C)	86.4	107.3	(20.9)	(19)

* Not meaningful
(A)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the incumbent local exchange carrier ("ILEC") and provide services over network facilities operated by us.

(B)	Enterprise customers represent customers that generate $1,500 or more in revenue per month.
(C)
Small business customer relationships that generate less than $1,500 in revenue per month and are located in service areas in which we are the competitive local exchange carrier ("CLEC") and provide services over network facilities primarily leased from other carriers.

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

	March 31,	December 31,
	2016	2015
Assets
Current Assets:
Cash and cash equivalents	$74.6	$31.3
Accounts receivable, net	636.1	643.9
Inventories	79.4	79.5
Prepaid expenses and other	149.9	120.6
Total current assets	940.0	875.3

Goodwill	4,213.6	4,213.6
Other intangibles, net	1,457.2	1,504.7
Net property, plant and equipment	5,255.7	5,279.8
Investment in CS&L common stock	653.8	549.2
Other assets	90.9	95.5
Total Assets	$12,611.2	$12,518.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$11.9	$5.9
Current portion of long-term lease obligations	156.6	152.7
Accounts payable	323.6	430.1
Advance payments and customer deposits	193.9	193.9
Accrued taxes	71.6	84.1
Accrued interest	118.1	78.4
Other current liabilities	273.9	322.0
Total current liabilities	1,149.6	1,267.1

Long-term debt	5,433.1	5,164.6
Long-term lease obligations	4,959.8	5,000.4
Deferred income taxes	254.9	287.4
Other liabilities	476.1	492.2
Total liabilities	12,273.5	12,211.7

Shareholders' Equity:
Common stock	—	—
Additional paid-in capital	587.6	602.9
Accumulated other comprehensive loss	(5.9)	(284.4)
Accumulated deficit	(244.0)	(12.1)
Total shareholders' equity	337.7	306.4
Total Liabilities and Shareholders' Equity	$12,611.2	$12,518.1

WINDSTREAM HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED
	March 31,	March 31,
	2016	2015
Cash Flows from Operating Activities:
Net (loss) income	$(231.9)	$5.3
Adjustments to reconcile net (loss) income to net cash provided from operations:
Depreciation and amortization	304.8	340.7
Provision for doubtful accounts	9.7	10.3
Share-based compensation expense	13.7	14.8
Deferred income taxes	(27.5)	(33.8)
Other-than-temporary impairment loss on investment in CS&L common stock	181.9	—
Noncash portion of net loss on early extinguishment of debt	(7.4)	—
Amortization of unrealized losses on de-designated interest rate swaps	1.2	3.4
Plan curtailment	(5.5)	—
Other, net	(15.3)	6.9
Changes in operating assets and liabilities, net:
Accounts receivable	(2.0)	(33.3)
Prepaid income taxes	(5.8)	7.8
Prepaid expenses and other	(6.0)	(24.8)
Accounts payable	(100.2)	(64.2)
Accrued interest	39.8	67.4
Accrued taxes	(12.5)	(10.9)
Other current liabilities	4.2	(43.2)
Other liabilities	(10.0)	(2.6)
Other, net	(4.0)	—
Net cash provided from operating activities	127.2	243.8
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(263.8)	(189.3)
Proceeds from the sale of property	6.2	—
Grant funds received for broadband stimulus projects	—	7.4
Network expansion funded by Connect America Fund - Phase I	—	(8.3)
Change in restricted cash	—	(0.4)
Other, net	—	(2.1)
Net cash used in investing activities	(257.6)	(192.7)
Cash Flows from Financing Activities:
Dividends paid to shareholders	(14.9)	(151.5)
Repayments of debt and swaps	(985.3)	(325.4)
Proceeds of debt issuance	1,278.0	490.0
Debt issuance costs	(10.7)	—
Stock repurchases	(28.9)	—
Payments under long-term lease obligations	(36.8)	—
Payments under capital lease obligations	(19.8)	(11.2)
Other, net	(7.9)	(6.8)
Net cash provided from (used in) financing activities	173.7	(4.9)
Increase in cash and cash equivalents	43.3	46.2
Cash and Cash Equivalents:
Beginning of period	31.3	27.8
End of period	$74.6	$74.0

WINDSTREAM HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (A)
(In millions)

		THREE MONTHS ENDED
		March 31,	March 31,
		2016	2015
Reconciliation of Revenues and Sales under GAAP to Pro forma Revenues and Sales:
Service revenues under GAAP		$1,340.6	$1,381.8
Pro forma adjustments:
Data center revenues	(B)	—	(29.2)
Consumer CLEC revenues	(B)	—	(7.9)
Directory publishing revenues	(B)	—	(1.6)
Pro forma service revenues		1,340.6	1,343.1
Product sales under GAAP		32.8	36.8
Pro forma revenues and sales		$1,373.4	$1,379.9

Reconciliation of Operating Income under GAAP to Pro forma Adjusted OIBDA:
Operating income under GAAP		$157.7	$119.9
Depreciation and amortization expense	(C)	304.8	340.7
Pro forma adjustments:
Data center business operating loss	(B)	—	1.5
Data center business depreciation and amortization expense	(B)	—	(10.3)
Consumer CLEC business operating income	(B)	—	(2.5)
Consumer CLEC business amortization expense	(B)	—	(1.0)
Directory publishing operating income	(B)	—	(0.8)
Merger and integration costs	(C)	5.0	14.1
Pension income	(C)	(0.3)	(1.8)
Restructuring charges	(C)	4.4	7.0
Share-based compensation	(C)	13.7	14.5
Pro forma adjusted OIBDAR		485.3	481.3

Master lease rent payment	(D)	(163.5)	(162.5)
Pro forma adjusted OIBDA		$321.8	$318.8

(A)
Pro forma results adjust operating results under GAAP to exclude the impacts of the disposed consumer CLEC business and directory publishing operations and all merger and integration costs related to strategic transactions. See Notes to Reconciliation of Non-GAAP Financial Measures.

(B)	Represents applicable amount related to the disposed business as reported under GAAP.
(C)	Represents applicable expense as reported under GAAP.
(D)	Represents the impact of the annual cash rent payment due under the master lease agreement with CS&L assuming the lease payments began on January 1, 2015.

WINDSTREAM HOLDINGS, INC.
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2016	2015
Adjusted Free Cash Flow:
Operating income under GAAP	$157.7	$119.9
Depreciation and amortization	304.8	340.7
OIBDA	462.5	460.6
Merger and integration costs	5.0	14.1
Pension income	(0.3)	(1.8)
Restructuring charges	4.4	7.0
Share-based compensation	13.7	14.8
Adjusted OIBDAR (A)	485.3	494.7
Master lease rent payment	(163.5)	—
Adjusted OIBDA (B)	321.8	494.7
Adjustments:
Adjusted capital expenditures	(230.1)	(189.3)
Cash paid for interest	(55.5)	(74.7)
Cash (paid) refunded for taxes	(6.5)	1.2
CS&L dividends received	17.6	—
Adjusted free cash flow	$47.3	$231.9

Capital expenditures under GAAP	$263.8	$189.3
Project Excel capital expenditures (C)	(33.7)	—
Adjusted capital expenditures	$230.1	$189.3

Note:	Adjusted OIBDAR and adjusted OIBDA include the results of the disposed data center and consumer CLEC businesses and directory publishing operations.
(A)	Adjusted OIBDAR is adjusted OIBDA before the annual cash rent payment due under the master lease agreement with CS&L.
(B)	Adjusted OIBDA is OIBDA before restructuring charges, pension income and share-based compensation.
(C)
Represents capital expenditures related to Project Excel, a $250 million capital program funded entirely using a portion of the $575 million proceeds from the sale of the data center business completed on December 18, 2015.

WINDSTREAM HOLDINGS, INC.
NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Windstream Holdings, Inc ("Windstream", "we", "us", "our") has disclosed in our Form 8-K furnished on May 5, 2016, that we have presented in this press release unaudited pro forma results, which exclude the impacts of the disposed data center and consumer CLEC businesses and directory publishing operations and all merger and integration costs resulting from strategic transactions. In addition to pro forma adjustments, we have presented certain measures of our operating performance that adjusts for the impact of the annual cash rent payment due under the master lease agreement with Communications Sales & Leasing ("CS&L"), and exclude the impacts of restructuring charges, pension income and share-based compensation.

Our purpose for these adjustments is to improve the comparability of results of operations for all periods presented in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting pro forma measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the true earnings capacity of our current operations. We use pro forma results, including pro forma adjusted OIBDA, pro forma adjusted OIBDAR and adjusted free cash flow as key measures of the operational performance of our business. Our management, including the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward-looking statements include, but are not limited to, statements about our expectation to return a portion of our cash flow to shareholders through our dividend, expectations regarding our “network first” strategy to improve financial performance and increase market share, expectations regarding revenue trends and improving margins in our business segments, growth in adjusted OIBDA, the amount that Windstream Services, LLC may reduce its debt by disposing of its equity stake in CS&L and its ability to improve its debt profile and reduce interest, expected levels of support from universal service funds or other government programs, expected rates of loss of consumer households served or inter-carrier compensation, expected increases in high-speed Internet and business data connections, including increasing availability of higher Internet speeds, expectations regarding expanding IPTV and 1 Gbps services to more locations and expanding our carrier network, our expected ability to fund operations, expected required contributions to our pension plan, the completion and benefits from network investments related to the Connect America Fund to fund the deployment of broadband services and forecasted capital expenditure amounts related to these investments, anticipated benefits of Project Excel, anticipated capital expenditures and certain debt maturities from cash flows from operations, and expected effective federal income tax rates. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; our election to accept state-wide offers under the Federal Communications Commission Connect America Fund, Phase 2, and the impact of such election on our future receipt of federal universal service funds and capital expenditures; the impact of new, emerging or competing technologies; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; changes to our current dividend practice which is subject to our capital allocation policy and may be changed at any time at the discretion of our board of directors; our ability to make rent payments under the master lease to CS&L, which may be affected by results of operations, changes in our cash requirements, cash tax payment obligations, or overall financial position; unanticipated increases or other changes in our future cash requirements, whether caused by unanticipated increases in capital expenditures, increases in pension funding requirements, or otherwise; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate or other actuarial assumptions; unfavorable results of litigation or intellectual property infringement claims asserted against us; the risks associated with non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts; the effects of federal and state legislation, and rules and regulations governing the communications industry; continued loss of consumer households served and consumer high-speed Internet customers; the impact of equipment failure, natural disasters or terrorist acts; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2015, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.